EXHIBIT 99.1

Gilla Announces Debenture Offering

Miami, Florida – August 22nd, 2013 – Gilla Inc. (“Gilla” or the “Company”) (OTCQB: GLLA), a provider of electronic cigarette products, is pleased to announce its board of directors has approved a non-brokered private offering of unsecured subordinated convertible debentures ("Debentures") for aggregate gross proceeds of up to USD $2,000,000. The Debentures are expected to mature on January 31, 2016 and bear interest at a rate of 12% per annum, which shall be paid quarterly in arrears. The Debentures shall be convertible into the Common Stock of the Company (the "Common Stock") at a conversion rate of $0.10 per share at any time prior to the maturity date. The offering is expected to close on or about September 30, 2013, and is issuable in multiple tranches.

The proceeds of the offering will be used to repay debt, advance the electronic cigarette business which includes the purchase of inventory, capital expenditures in technology for the online marketing strategy, corporate marketing initiatives, working capital and general administrative purposes.

Neither the Debentures nor the Common Stock issuable upon conversion thereof have been registered under the Securities Act of 1933, as amended, or any state securities laws and they may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Debentures will be sold in a private placement only to accredited investors in the United States and pursuant to Regulation S outside the United States.

This press release does not constitute a solicitation or offering to purchase the Debentures or any other securities of the Company.

About Gilla Inc.
The Company designs, markets and distributes electronic cigarettes (“e-cigarettes”) and accessories. E-cigarettes are replacements for traditional cigarettes allowing smokers to reproduce the smoking experience. E-cigarettes do not burn tobacco and are not smoking cessation devices.

Forward-looking Statements
Note: This press release contains "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. The Company cannot provide assurances that the matters described in this press release will be successfully completed or that the Company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the Company's ability to retain key management and employees; intense competition and the Company's ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in the Company’s SEC filings. The Company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the Company's business, please refer to the risks and uncertainties detailed from time to time in the Company’s SEC filings.

For further information please visit www.gillainc.com, or contact

Gilla Inc.
Mr. Graham Simmonds
+1-416-843-2881
graham@gillainc.com